Exhibit 10(c)

AMENDMENT 2007-1 TO THE

FIRST UNION CORPORATION

BENEFIT RESTORATION PLAN

(As Amended and Restated April 20, 1999)

WHEREAS, First Union Corporation (“First Union”) established the First Union Corporation Benefit Restoration Plan (the “Plan”) for the benefit of certain of its employees, effective as of December 31, 1993;

WHEREAS, by and through merger, Wachovia Corporation (the “Company”) is the successor in interest to First Union and currently maintains the Plan;

WHEREAS, the Company now wishes to amend the Plan to (1) freeze future benefit accruals under the Plan effective as of December 31, 2007 and (2) reflect form of payment elections made by Plan participants on or before December 31, 2006 for benefits payable in 2007 and later years in accordance with certain transition relief provided under Internal Revenue Service Notice 2005-1 and subsequently issued guidance with respect to Section 409A of the Internal Revenue Code of 1986, as amended;

WHEREAS, pursuant to Subsection 8.2 of the Plan, the Company may amend the Plan at any time and for any reason by action of its Board of Directors;

WHEREAS, the amendment to freeze future benefit accruals will have prospective effect only and will not to reduce any benefits accrued by Participants prior to December 31, 2007, and therefore will not constitute a Plan Change (as defined in the Plan).

NOW, THEREFORE, BE IT RESOLVED, that effective as of December 31, 2007, Subsection 1.1 of the Plan is amended by adding the following new sentence at the end of that section:

“By and through merger, Wachovia Corporation became the successor in interest to the Company and all references herein to the “Company” shall mean Wachovia Corporation.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Subsection 1.2 of the Plan is amended by adding the following new sentences at the end of that section:

“Participants shall cease to accrue benefits under the Plan effective as of December 31, 2007 and any Employee who is not an active or inactive Participant on December 31, 2007 shall not be eligible to participate in the Plan.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Subsection 2.10 of the Plan is amended by deleting the name “First Union Corporation” and substituting the name “Wachovia Corporation” in its place.

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Subsection 2.19 of the Plan is amended in its entirety to read as follows:

“2.19 “Pension Plan” means the Wachovia Corporation Pension Plan [Including Cash Balance Plan], as amended from time to time, and any successor or replacement plan.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Section II of the Plan is amended to add the following new Subsection 2.30:

“2.30 “Accrued Benefit” means the Participant’s Accrued Benefit under the Pension Plan, determined on the assumption that the Participant had a Termination of Employment on December 31, 2007 (or in the case of a Participant who terminated employment on account of Disability, that the participant had a Disability Retirement Date of December 31, 2007). For purposes of this definition, the terms “Accrued Benefit”, “Termination of Employment” and “Disability Retirement Date” shall have the same meaning as assigned to those terms under the Pension Plan.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Subsection 3.1 of the Plan is amended by adding the following new sentences at the end of that section:

“Notwithstanding any other provision of this Plan to the contrary, any Employee who is not an active or inactive Participant on December 31, 2007 shall not be eligible to participate in the Plan.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Subsection 4.1 of the Plan is amended in its entirety to read as follows:

“(b) Amount.

(1)	In General. Subject to paragraph (2) below, a Participant who is eligible for a retirement benefit under Subsection 4.1(a) shall be entitled to a monthly benefit equal to the difference between (A) and (B), where –

(A)	is the benefit the Participant would be entitled to receive under the Pension Plan as of his or her Normal Retirement Date based on the Participant’s Accrued Benefit on December 31, 2007, but calculated without regard to the compensation limit in effect under Code section 401(a)(17) or the benefit limit in effect under Code section 415; and

(B)	is the benefit payable to the Participant under the Pension Plan as of his or her Normal Retirement Date based on the Participant’s Accrued Benefit on December 31, 2007.

(2)	Early Commencement. In the case of a Participant whose Benefit Commencement Date precedes his or her Normal Retirement Date, the monthly benefit determined under paragraph (1) shall be reduced for early commencement in the same manner and amount as an early retirement benefit payable under the Pension Plan.

(3)	Other Benefits. If a Participant is due a benefit under a plan listed on Schedule A which is maintained by the Employer the benefit hereunder will be decreased by the benefit provided under the plan listed on Schedule A.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Subsection 4.2(b) is amended in its entirety to read as follows:

“(b)	Amount. A disabled Participant who is eligible for a disability retirement benefit under Subsection 4.2(a) shall be entitled to a monthly retirement benefit equal to the difference between (1) and (2), where –

(1)	is the disability retirement benefit the Participant would be entitled to receive under the Pension Plan at his or her Normal Retirement Date based on the Participant’s Accrued Benefit on December 31, 2007, but calculated without regard to the limits described in Subsection 4.1(b)(1)(A); and

(2)	is the disability benefit payable to the Participant under the Pension Plan as of his or her Normal Retirement Date based on the Participant’s Accrued Benefit on December 31, 2007.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Subsection 4.4(c) of the Plan is amended by deleting the last sentence thereof and by substituting the following new sentences in its place:

“In accordance with its express discretionary authority under this Subsection 4.4(c), and pursuant to the transition relief provided under Internal Revenue Service Notice 2005-1 and subsequently issued guidance with respect to Section 409A of the Code, the Plan Administrator has permitted certain Participants to elect the form of payment for their Plan benefits that are subject to Section 409A of the Code. The form of payment elections made by such Participants and which have been approved by the Plan Administrator are specified in Schedule B of this Plan.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Subsection 4.5(b)(2) is amended in its entirety to read as follows:

“(2)	Amount. A Participant who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of the normal retirement benefit payable pursuant to Subsection 4.1(b). The Lump Sum Actuarial Equivalent shall be computed as of the date of the Plan Termination or the Plan Change, as applicable.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Subsection 4.5(c)(2) is amended in its entirety to read as follows:

“(2)	Amount. A Participant who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of the early retirement benefit payable pursuant to Subsection 4.1(c). The Lump Sum Actuarial Equivalent shall be computed as of the date of the Plan Termination or the Plan Change, as applicable.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Subsection 4.5(h)(2) is amended in its entirety to read as follows:

“(2)	Amount. A Participant who is eligible pursuant to (1) above shall be paid the Lump Sum Actuarial Equivalent of the disability retirement benefit payable pursuant to Subsection 4.2(b).”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Section IV is amended to add the following new Subsection 4.7:

“4.7	Cessation of Accruals. Service performed by a Participant after December 31, 2007 shall not be taken into account in determining a Participant’s accrued benefit under the Plan. However, to the extent provided in this Section IV, such Service shall be taken into account for purposes of determining eligibility to receive a benefit or to determine the amount by which a Participant’s benefit will be actuarially reduced for early payment.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Subsection 5.2 is amended in its entirety to read as follows:

“5.2	Amount.

(a)	Active Employees. The benefit payable to an eligible Beneficiary under Subsection 5.1(a) shall be a lump sum benefit payment that is the Actuarial Equivalent of the monthly benefit accrued by the Participant under Subsection 4.1, reduced in the same manner and amount as preretirement death benefits under the Pension plan if the date of the Participant’s death precedes his or her Normal Retirement Date.

(b)	Former Employees. The monthly payments to an eligible surviving spouse under Subsection 5.1(b) shall equal the amount that would have been payable, based on the benefit accrued by the Participant under Subsection 4.1, as a survivor annuity under the form of payment described in subsection 4.4(b) if –

(1)	in the case of a Participant who dies after attaining his Earliest Retirement Age, the Participant had retired with an immediate benefit under subsection 4.4(b) on the day before his death.

(2)	in the case of a Participant who dies on or before attaining his Earliest Retirement Age, the Participant had terminated employment on the date of death (if employment had not yet terminated), survived to the Earliest Retirement Age, retired with an immediate benefit under subsection 4.4(b) at the Earliest Retirement Age, and died on the day after the day on which he would have attained the Earliest Retirement Age.”

NOW, THEREFORE, BE IT FURTHER RESOLVED, that effective as of December 31, 2007, Schedule B of the Plan is amended by adding the following new section at the end of that schedule:

B. Elections Made on or Before December 31, 2006 for Benefits Payable in 2007 or Later Years

Participant	Payment Form Elected
[Names Redacted]	Lump Sum

NOW, THEREFORE, BE IT FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized to make such further amendments to the Plan to meet the requirements of Section 409A of the Code and to facilitate Plan administration in accordance with Section 409A of the Code.

IN WITNESS WHEREOF, WACHOVIA CORPORATION has caused this Plan Amendment to be executed on its behalf by its duly-authorized officer on this 19th day of December, 2007.

WACHOVIA CORPORATION

By:	/s/ Shannon W. McFayden
Its:	Senior Executive Vice President and Director of Human Resources and Corporate Relations